EXHIBIT 99.1

CINEDIGM ANNOUNCES $5 MILLION SHARE REPURCHASE PROGRAM

Los Angeles, CA:  June 29, 2015 -- Cinedigm Corp. (NASDAQ: CIDM) today announced that its Board of Directors has approved a stock repurchase program authorizing the Company to repurchase up to an aggregate of $5 million of its outstanding Class A common stock.

“The authorization of a stock repurchase program reflects the Board and management team’s confidence in Cinedigm’s long-term strategy and growth prospects as well as a commitment to delivering increased value and returning capital to stockholders,” said Cinedigm Chairman and CEO Chris McGurk.

Under the program authorized by its Board of Directors, Cinedigm may repurchase shares from time to time in open-market purchases or through privately negotiated transactions off the market as permitted by Rule 10b-18 under Securities Exchange Act of 1934. The repurchase program is expected to continue over the next 12 months, unless extended or shortened by the Board of Directors.  The extent to which Cinedigm repurchases its shares and the timing of the repurchases will depend upon market conditions and other corporate considerations.

About Cinedigm

Cinedigm is a leading independent content distributor in the United States, with direct relationships with thousands of physical retail storefronts and digital platforms, including Wal-Mart, Target, iTunes, Netflix, and Amazon, as well as the national Video on Demand platform on cable television.  The company’s library of films and TV episodes encompasses award-winning documentaries from Docurama Films®, next-gen Indies from Flatiron Film Company®, acclaimed independent films and festival picks through partnerships with the Sundance Institute and Tribeca Films and a wide range of content from brand name suppliers, including National Geographic, Discovery, Scholastic, NFL, Shout Factory, Hallmark, Jim Henson and more.

Additionally, given Cinedigm’s infrastructure, technology, content and distribution expertise, the Company has rapidly become a leader in the quickly evolving over-the-top digital network business.  Cinedigm’s first channel, DOCURAMA, launched in May 2014, and is currently available on iOS, Roku, Xbox and Samsung, with additional platforms currently being rolled out.  Cinedigm launched CONtv, a Comic Con branded channel in partnership with WIZARD WORLD, on March 3, 2015.  The Company’s third OTT channel, DOVE CHANNEL, will be a digital streaming subscription service targeted to families and kids seeking high quality and family friendly content approved by Dove Foundation.   Adding to Cinedigm’s diversified

portfolio of digital networks, in early 2015 the Company announced an OTT partnership with TV4 Entertainment and the planned launch of the BRIGHT edu-tainment OTT channel.

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp. http://www.cinedigm.com  CIDM-E]

Safe Harbor Statement

 Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

Cinedigm Corporate Media Contact:
Maggie Begley/MBC

O) 310.390.0101
M) 310.749.3055
Maggie@mbcprinc.com